Exhibit 4.3

FIXED RATE GLOBAL MEDIUM-TERM NOTE

The following legend is for inclusion only in Book-Entry Securities for which The Depository Trust Company serves as Depositary — Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The following legend is for inclusion only in Book-Entry Securities — UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED		PRINCIPAL AMOUNT
No. FXR-1	CUSIP NO. 42217J	$

HEALTH CARE PROPERTY INVESTORS, INC.

MEDIUM-TERM NOTE, SERIES F

(FIXED RATE)

ORIGINAL ISSUE DATE:	INTEREST RATE:	STATED MATURITY DATE:

INTEREST PAYMENT DATES:

INITIAL REDEMPTION DATE:	INITIAL REDEMPTION PERCENTAGE:	ANNUAL REDEMPTION PERCENTAGE REDUCTION:

OPTIONAL REPAYMENT DATE(S):

DAY COUNT CONVENTION
☐ 30/360 FOR THE PERIOD FROM	TO
☐ ACTUAL/360 FOR THE PERIOD FROM	TO
☐ ACTUAL/ACTUAL FOR THE PERIOD FROM	TO

ADDENDUM ATTACHED:	ORIGINAL ISSUE DISCOUNT:
☒ Yes	☐ Yes
☐ No	☐ No
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:

OTHER PROVISIONS:

Each time the Company files a Pricing Supplement with the Securities and Exchange Commission, the Pricing Supplement will govern the terms of the issuance of the Securities and the first two pages of this Fixed Rate Global Medium-Term Note will be completed bearing the nine-digit CUSIP Number and the principal amount issued. Such Pricing Supplement will be attached to this Fixed Rate Global Medium-Term Note.

HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (“Issuer” or the “Company,” which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until such Principal Amount is paid or duly made available for payment. Reference herein to “this Note,” “hereof,” “herein” and comparable terms shall include an Addendum hereto if an Addendum is specified above.

The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date specified above next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a “Maturity” with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a record date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the Interest Payment Date immediately following the next succeeding record date to the registered Holder on such next succeeding record date. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the “record date” shall be the date 15 calendar days (whether or not a Business Day) immediately preceding the applicable Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to, but excluding such Interest Payment Date, as the case may be. If the Maturity or an Interest Payment Date falls on a day which is not a Business Day as defined below, the payment due on such Maturity or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity or Interest Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note is registered at the close of business on the record date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on such record date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date (which shall be not more than 15 nor less than ten days prior to the date of payment of such Defaulted Interest) established by notice given by mail by or on behalf of the Company to the Holder of this Note not less than ten days preceding such Special Record Date, all as more fully provided in the Indenture.

Payment of interest on this Note will be made at the office or agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest due other than at Maturity may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the registry books of the

Company; and provided, further, that the payment of the principal of and interest on this Note on any Optional Repayment Date(s), if any, indicated above shall be made upon satisfaction of the provisions herein; and provided, further, that AT THE OPTION OF THE COMPANY, the Holder of Notes with an aggregate principal amount of $10,000,000 or more will be entitled to receive payments of interest on this Note (other than at Maturity) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee (as defined below) not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder.

Payment of principal or premium, if any, at the Maturity of this Note will be made in immediately available funds upon presentation of this Note at the office or agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, or at such other place as the Company may designate. Payment of interest due at Maturity will be made to the person to whom payment of the principal of this Note shall be made.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized series of Securities (hereinafter called the “Securities”) of the Company designated as its Medium-Term Notes, Series F (the “Notes”). The Notes are issued and to be issued under an Indenture dated as of September 1, 1993 (herein called the “Indenture”) between the Company and The Bank of New York, a corporation incorporated under the laws of the State of New York, as trustee (the “Trustee,” which term includes any successor trustee with respect to the Notes under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and obligations thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment and otherwise. The Notes may be issued from time to time in an aggregate initial offering price up to $200,000,000, which amount may be increased if duly authorized by the Company.

Except as otherwise provided in the Indenture, this Note will be issued in global form only registered in the name of the Depositary or its nominee. This Note will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Note shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

Unless otherwise provided above and in accordance with the provisions herein, this Note is not subject to any sinking fund and is not redeemable or repayable prior to the Stated Maturity Date.

If so provided above, this Note may be redeemed by the Company on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below) together with accrued interest hereon at the applicable rate payable to the date of redemption (each such date, a “Redemption Date”), on written notice to the Holder hereof given not more than 60 nor less than 30 days prior to the Redemption Date and in accordance with the provisions of the Indenture. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

Unless otherwise specified above, the “Redemption Price” shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, shown above, by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

This Note may be subject to repayment at the option of the Holder on any Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price, unless otherwise specified above, equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled “Option to Elect Repayment” below duly completed, by the Trustee at its Corporate Trust Office, or such other address of which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the related Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. With respect to Notes represented by global securities, any option for repayment may be exercised by the Depositary, on behalf of the owners of the beneficial interest in the Notes represented by such global securities, by delivering a written notice substantially similar to the above-referenced form, duly completed, to the Trustee at the place and within the time period described above. All such notices shall be irrevocable.

Interest payments on this Note shall include interest accrued from, and including, the Original Issue Date indicated above, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the related Interest Payment Date or Maturity, as the case may be, until the Principal Amount is paid or made available for payment. Unless otherwise specified on the first page of this Note, interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

As used herein, “Business Day” means, unless otherwise specified above, any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

The Notes shall have the Events of Default as set forth in Section 501 of the Indenture. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

This Note is subject to satisfaction, discharge and defeasance as provided in Article Four of the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place and rate, and in the coin or currency herein prescribed.

The Indenture imposes certain limitations on the ability of the Company to incur indebtedness and consolidate, merge or transfer all or substantially all of the Company’s assets. These limitations are subject to certain qualifications and exceptions, and reference is made to the Indenture for a description thereof.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, having the identical Original Issue Date, Stated Maturity and provisions with respect to payment of interest and redemption or repayment prior to Stated Maturity will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

No service charge shall be made by the Company or the Trustee for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

If money for the payment of principal or interest remains unclaimed for three years, the Trustee or any paying agent will pay the money back to the Company at its request. After any such payment, Holders entitled to the money, as an unsecured creditor, must look to the Company for payment and all liability of the Trustee or such paying agent with respect to such money shall cease.

The terms of this Note include those stated in the Indenture and those made part of the Indenture by the Officers’ Certificate delivered pursuant thereto and the Trust Indenture Act. This Note is subject to all such terms, and Noteholders are referred to the Indenture and said Act for a statement of them.

No stockholder, director, officer, employee or incorporator as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, or in respect of or by reason of, such obligations or their creation. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

The Trustee under the Indenture, in its individual or any other capacity, may deal with the Company as if it were not Trustee.

This Note shall be governed by and construed in accordance with the laws of the State of California.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

[FACSIMILE OF SEAL]	HEALTH CARE PROPERTY INVESTORS, INC.

By:
Mark Wallace
Senior Vice President and Chief Financial Officer

Attest:

By:
Edward J. Henning
Senior Vice President, General Counsel and Corporate Secretary

Dated: August 27, 2004

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series

designated herein referred to in the

within-mentioned Indenture.

THE BANK OF NEW YORK as Trustee

By:
Authorized Signatory

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to the Optional Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the Holder elects to have repaid $                                 and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid) $                                .

Date:
The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee:

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification no.)                                                               (Please print or typewrite name and address including postal zip code of assignee)                                                                                                                                                     the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                                                                 attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE:	The signature of the registered Holder on this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

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